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                                                                    EXHIBIT 99.1




    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




July 29, 2003




In connection with the filing of the annual report on Form 11-K of the Hastings Entertainment, Inc. Associates 401(k) Plan (the "Plan"), for the annual period ended January 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies that, to such officer's knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Plan as of the dates and for the periods expressed in the Report.




/s/ John H. Marmaduke
--------------------------------------------
John H. Marmaduke
President and Chief Executive Officer
(Principal Executive Officer)



/s/ Dan Crow
--------------------------------------------
Dan Crow
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)



A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 HAS BEEN PROVIDED TO HASTINGS ENTERTAINMENT, INC. AND WILL BE RETAINED BY HASTINGS ENTERTAINMENT, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION, OR ITS STAFF, UPON REQUEST.


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